SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 12, 2003





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


               New York                 1-3247               16-0393470
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(State or other jurisdiction          (Commission         (I.R.S. Employer
        of Incorporation)             File Number)        Identification No.)



                  One Riverfront Plaza, Corning, New York           14831
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               (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code            (607) 974-9000
                                                    ---------------------------

                                      N/A
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         (Former name or former address, if changed since last report.)







                                Page 1 of 4 Pages
                             Exhibit Index on Page 4

Item 9. Regulation FD Disclosure.
        ------------------------

On May 12, 2003, Corning Incorporated announced that it has agreed to sell a significant portion of its photonic technologies business to Avanex Corporation in exchange for common stock currently valued at approximately $25 million. The press release relating to this announcement is furnished herewith as Exhibit 99.1.


(c) Exhibits

     99.1. Press Release dated May 12, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2003


                                   CORNING INCORPORATED


                                   By:      /s/ Katherine A. Asbeck
                                       -------------------------------
                                   Katherine A. Asbeck
                                   Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c) Exhibits

     99.1 Press Release dated May 12, 2003

FOR RELEASE - MAY 12, 2003

Corning Communications Contact:         Investor Relations Contact:
Daniel F. Collins                       Kenneth C. Sofio
(607) 974-4197                          (607) 974-7705
collinsdf@corning.com                   sofiokc@corning.com





                  Corning Announces Photonic Technologies Sale

                     Joins with Avanex and Alcatel Optronics


CORNING, N.Y.--Corning Incorporated (NYSE:GLW) announced today that it has agreed to sell a significant portion of its photonic technologies business to Avanex Corporation in exchange for common stock currently valued at approximately $25 million.

Separately, Avanex announced it would also acquire Alcatel Optronics and combine its existing business with the two acquisitions to strengthen its position as a market-leading photonics provider. Corning said it would own 17 percent of Avanex's common stock after both transactions are completed.

Corning said that the Avanex transaction would require normal regulatory approvals as well as Avanex shareholder approval. Corning's board of directors has approved the transaction, which is expected to close in the third quarter.

Wendell Weeks, Corning's president and chief operating officer, said, "We strongly believe that the transaction we are announcing today with Avanex and Alcatel Optronics will create a powerful optical components company. The optical components industry has been forced to consolidate because of the extended downturn in the telecommunications industry. Following the Corning and Alcatel Optronics acquisitions, Avanex will have the products, technologies, people and financial resources to capture new market opportunities as they arise."


                                     (more)

Corning Announces Photonic Technologies Sale
Page Two

Weeks added, "We have been committed to reaching a decision on the future of our Photonics Technologies business by the middle of this year. This transaction enables us to preserve the largest number of jobs possible while we continue to focus on achieving our goal of returning to profitability in 2003." He said Corning is committed to its remaining telecommunications businesses and continues to invest in extending its market-leading optical fiber, cable and hardware and equipment businesses.

"We are building on our market-leading positions in these businesses and believe we are well-positioned to grow when the telecommunications industry recovery begins," Weeks said.

Corning said that Avanex would acquire assets relating to the company's optical amplifier facility in Erwin, N.Y. and its optical components plant in Milan, Italy. Corning expects Avanex to acquire approximately 400 employees in this transaction.

The company also said it would close its Corning Lasertron facility in Bedford, Mass. by the end of this year, eliminating approximately 150 positions. Lasertron manufactures photonic components including pump lasers.

Second-quarter charge Corning said that the photonic technologies actions announced today would result in a second-quarter pretax charge of approximately $50 million to $70 million. These charges, in part, will be determined by the fair value of Avanex's common stock received by Corning at the Avanex transaction closing date. Corning said the cash impact of this transaction including restructuring charges for units not sold and a $20 million contribution to Avanex would be approximately $40 million to $50 million. The company will release further financial details on the transaction in its second quarter results in July.

James B. Flaws, Corning's vice chairman and chief financial officer, said, "The dramatic reduction in photonic technologies demand resulted in Corning undertaking significant restructuring actions over the past several years. While we have been able to reduce our losses, we continue to experience negative cash flow. This transaction is an important step in ensuring that Corning both achieves its goal of returning to profitability later this year and strengthens its financial position."



                                     (more)


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Corning Announces Photonic Technologies Sale
Page Three

Avanex Corporation will file a proxy statement describing the transaction with the United States Securities and Exchange Commission (SEC). In addition, Avanex will file other information and documents concerning the transaction and its business with the SEC. Investors in the common stock of Avanex are encouraged to review the proxy statement and other information to be filed with the SEC because they will contain important information. These documents will be available without charge on the SEC's web site at www.sec.gov. Investors should read the Avanex proxy statement carefully before making any voting or investment decisions.

About Corning Incorporated Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies that offer growth opportunities in markets that fuel the world's economy. Corning manufactures optical fiber, cable and photonic products in its Telecommunications segment. Corning's Technologies segment manufactures high-performance display glass, and products for the environmental, life sciences, and semiconductor markets.

Forward-Looking and Cautionary Statements This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.